Exhibit (q.2)

iSHARES U.S. ETF TRUST

OFFICER’S CERTIFICATE

I, Sarah R. Lord, the duly appointed Assistant Secretary of iShares U.S. ETF Trust (the “Trust”), do hereby certify that attached hereto as Exhibit A is a true and correct copy of the resolution from the meeting of the Board of Trustees of the Trust (the “Board”) held on September 28-29, 2016 (the “Meeting”). The resolution was duly adopted by the Board at the Meeting. The resolution has not been modified or rescinded since its adoption and is in full force and effect as of the date hereof.

IN WITNESS WHEREOF, I have executed this Certificate on this 20 day of October, 2016.

By:	/s/ Sarah R. Lord
	Name:	Sarah R. Lord
	Title:	Assistant Secretary

Exhibit A

RESOLUTION OF THE BOARD

APPROVAL OF AUTHORIZATION OF CERTAIN OFFICERS OF THE FUNDS TO SIGN ON BEHALF OF THE COMPANIES PURSUANT TO A POWER OF ATTORNEY

iShares Trust

iShares, Inc.

iShares U.S. ETF Company, Inc.

iShares U.S. ETF Trust

iShares Sovereign Screened Global Bond Fund, Inc.

RESOLVED, that Jack Gee, Benjamin Archibald, Deepa Damre, Margery K. Neale and Benjamin J. Haskin be, and each of them hereby is, authorized to sign (i) any registration statement on Form N-1A, Form N-14 or any other applicable registration form under the Investment Company Act of 1940, as amended, and/or under the Securities Act of 1933, as amended, and any and all amendments thereto, filed by the Companies of which Martin Small is now or is on the date of such filing the President and Principal Executive Officer of the Trust or President and Principal Executive Officer of the Company, (ii) any application, notice or other filings with the Securities and Exchange Commission and any and all amendments thereto, and (iii) any and all other documents and papers, including any exhibits, in connection therewith, and generally to do all such things in his name and on his behalf in the capacities indicated to enable the Companies to comply with the Investment Company Act of 1940, as amended, and/or the Securities Act of 1933, as amended, and the rules thereunder on behalf of Martin Small, pursuant to the power of attorney signed by Martin Small on October 15, 2016.

FURTHER RESOLVED, that Raymund Santiago, Martin Small, Benjamin Archibald, Deepa Damre and Kevin Ryken be, and each of them hereby is, authorized to sign (i) any registration statement on Form N-1A, Form N-14 or any other applicable registration form under the Investment Company Act of 1940, as amended, and/or under the Securities Act of 1933, as amended, and any and all amendments thereto, filed by the Companies of which he is now or is on the date of such filing the Treasurer and Chief Financial Officer of the Trust or of the Company, (ii) any application, notice or other filings with the Securities and Exchange Commission and any and all amendments thereto, and (iii) any and all other documents and papers, including any exhibits, in connection therewith, and generally to do all such things in his name and on his behalf in the capacities indicated to enable the Companies to comply with the Investment Company Act of 1940, as amended, and/or the Securities Act of 1933, as amended, and the rules thereunder on behalf of Jack Gee, pursuant to the power of attorney signed by Jack Gee on October 15, 2016.